Exhibit 99.1

NEWS RELEASE
Contact: Donna D’Amico-Annitto	486 North Oliver Road, Bldg. Z
Newton, Kansas 67114
(316) 283-6500

PARK AEROSPACE CORP. REPORTS FIRST QUARTER RESULTS

Newton, Kansas, Thursday, July 6, 2023…..Park Aerospace Corp. (NYSE-PKE) reported results for the 2024 fiscal year first quarter ended May 28, 2023. The Company will conduct a conference call to discuss its financial results and other matters at 11:00 a.m. EDT today. A live audio webcast of the event, along with presentation materials, will be available at https://edge.media-server.com/mmc/p/o3artqt4 at 11:00 a.m. EDT today. The presentation materials will also be available at approximately 9:00 a.m. EDT today at https://parkaerospace.com/shareholders/investor-conference-calls/ and on the Company’s website at www.parkaerospace.com under “Investor Conference Calls” on the “Shareholders” page.

Park reported net sales of $15,551,000 for the 2024 fiscal year first quarter ended May 28, 2023 compared to $12,783,000 for the 2023 fiscal year first quarter ended May 29, 2022 and $13,530,000 for the 2023 fiscal year fourth quarter ended February 26, 2023. Net earnings for the 2024 fiscal year first quarter were $1,854,000 compared to $1,910,000 for the 2023 fiscal year first quarter and $4,706,000 for the 2023 fiscal year fourth quarter.

Net earnings before special items for the 2024 fiscal year first quarter were $2,407,000 compared to $1,910,000 for the 2023 fiscal year first quarter and $1,976,000 for the 2023 fiscal year fourth quarter. Adjusted EBITDA for the 2024 fiscal year first quarter was $3,311,000 compared to $2,804,000 for the 2023 fiscal year first quarter and $2,625,000 for the 2023 fiscal year fourth quarter.

The Company recorded $570,000 of pre-tax activist shareholder defense costs, $65,000 of pre-tax losses on sales of investments to fund the $1.00 per share special dividend paid on April 6, 2023 to shareholders of record on March 9, 2023 and a $109,000 pre-tax charge for the modification of previously granted stock options in connection with the special dividend in the 2024 fiscal year first quarter. The Company recognized a tax benefit of $2,791,000 in the 2023 fiscal year fourth quarter primarily from the reduction of uncertain tax positions related to expiring statute of limitations on tax positions taken in prior years regarding the taxability of funds repatriated from the Company’s subsidiary in Singapore, and the Company recorded $61,000 of additional tax expense for tax deductions becoming unavailable related to stock options expiring unexercised in the 2023 fiscal year fourth quarter.

Park reported basic and diluted earnings per share of $0.09 for the 2024 fiscal year first quarter compared to $0.09 for the 2023 fiscal year first quarter and $0.23 for the 2023 fiscal year fourth quarter. Basic and diluted earnings per share before special items were $0.12 for the 2024 fiscal year first quarter compared to $0.09 for the 2023 fiscal year first quarter and $0.10 for the 2023 fiscal year fourth quarter.

The Company will conduct a conference call to discuss its financial results at 11:00 a.m. EDT today. Forward-looking and other material information may be discussed in this conference call. The conference call dial-in number is (877) 407-3982 in the United States and Canada, and (201) 493-6780 in other countries. The required passcode for attendance by phone is 13739595.

For those unable to listen to the call live, a conference call replay will be available from approximately 2:00 p.m. EDT today through 11:59 p.m. EDT on Thursday, July 13, 2023. The conference call replay will be available at https://edge.media-server.com/mmc/p/o3artqt4 and on the Company’s website at www.parkaerospace.com under “Investor Conference Calls” on the “Shareholders” page. It can also be accessed by dialing (844) 512-2921 in the United States and Canada and (412) 317-6671 in other countries. The required passcode for accessing the replay by phone is 13739595.

Any additional material financial or statistical data disclosed in the conference call, including the investor presentation, will also be available at the time of the conference call on the Company's web site at

https://parkaerospace.com/shareholders/investor-conference-calls/.

Park believes that an evaluation of its ongoing operations would be difficult if the disclosure of its operating results were limited to accounting principles generally accepted in the United States of America (“GAAP”) financial measures, which include special items, such as activist shareholder defense costs, losses on sales of investments, charge for modification of previously granted stock options, reductions in uncertain tax positions and tax deductions becoming unavailable. Accordingly, in addition to disclosing its operating results determined in accordance with GAAP, Park discloses non-GAAP measures, including Adjusted EBITDA, and operating results that exclude special items in order to assist its shareholders and other readers in assessing the Company’s operating performance, since the Company’s on-going, normal business operations do not include such special items. The detailed operating information presented below includes a reconciliation of the non-GAAP operating results before special items to earnings determined in accordance with GAAP and a reconciliation of GAAP pre-tax earnings to Adjusted EBITDA. Such non-GAAP financial measures are provided to supplement the results provided in accordance with GAAP.

Park Aerospace Corp. develops and manufactures solution and hot-melt advanced composite materials used to produce composite structures for the global aerospace markets. Park’s advanced composite materials include film adhesives and lightning strike protection materials. Park offers an array of composite materials specifically designed for hand lay-up or automated fiber placement (AFP) manufacturing applications. Park’s advanced composite materials are used to produce primary and secondary structures for jet engines, large and regional transport aircraft, military aircraft, Unmanned Aerial Vehicles (UAVs commonly referred to as “drones”), business jets, general aviation aircraft and rotary wing aircraft. Park also offers specialty ablative materials for rocket motors and nozzles and specially designed materials for radome applications. As a complement to Park’s advanced composite materials offering, Park designs and fabricates composite parts, structures and assemblies and low volume tooling for the aerospace industry. Target markets for Park’s composite parts and structures (which include Park’s proprietary composite SigmaStrut™ and AlphaStrut™ product lines) are, among others, prototype and development aircraft, special mission aircraft, spares for legacy military and civilian aircraft and exotic spacecraft. Park’s objective is to do what others are either unwilling or unable to do. When nobody else wants to do it because it is too difficult, too small or too annoying, sign us up.

Additional corporate information is available on the Company’s web site at www.parkaerospace.com

Performance table, including non-GAAP information (in thousands, except per share amounts –unaudited):

	13 Weeks Ended

	May 28, 2023	May 29, 2022	February 26, 2023
Sales	$15,551	$12,783	$13,530

Net Earnings before Special Items[1]	$2,407	$1,910	$1,976
Special Items, Net of Tax:
Activist Shareholder Defense Costs	(424)	-	-
Stock Option Modification	(81)	-	-
Loss on Sale of Marketable Securities	(48)	-	-
Reduction in Unceratin Tax Positions	-	-	2,791
Tax Impact of Cancelled Stock Options	-	-	(61)
Net Earnings	$1,854	$1,910	$4,706

Basic Earnings per Share:
Basic Earnings before Special Items[1]	$0.12	$0.09	$0.10
Special Items:
Activist Shareholder Defense Costs	(0.02)	-	-
Stock Option Modification	(0.01)	-	-
Loss on Sale of Marketable Securities	-	-	-
Reduction in Unceratin Tax Positions	-	-	0.13
Tax Impact of Cancelled Stock Options	-	-	-
Basic Earnings per Share	$0.09	$0.09	$0.23

Diluted Earnings before Special Items[1]	$0.12	$0.09	$0.10
Special Items:
Activist Shareholder Defense Costs	(0.02)	-	-
Stock Option Modification	(0.01)	-	-
Loss on Sale of Marketable Securities	-	-	-
Reduction in Unceratin Tax Positions	-	-	0.13
Tax Impact of Cancelled Stock Options	-	-	-
Diluted Earnings per Share	$0.09	$0.09	$0.23

Weighted Average Shares Outstanding:
Basic	20,461	20,458	20,471
Diluted	20,526	20,504	20,518

[1] Refer to "Reconciliation of non-GAAP financial measures" below for information regarding Special Items.

Comparative balance sheets (in thousands):

	May 28, 2023	February 26, 2023
	(unaudited)
Assets

Current Assets

Cash and Marketable Securities	$81,105	$105,440
Accounts Receivable, Net	11,600	9,989
Inventories	7,911	6,768
Prepaid Expenses and Other Current Assets	2,691	2,844
Total Current Assets	103,307	125,041

Fixed Assets, Net	24,112	24,251
Operating Right-of-use Assets	136	150
Other Assets	9,888	9,891
Total Assets	$137,443	$159,333

Liabilities and Shareholders' Equity
Current Liabilities
Accounts Payable	$3,859	$4,545
Accrued Liabilities	1,984	1,346
Dividend Payable	-	20,471
Operating Lease Liability	53	53
Income Taxes Payable	3,902	2,171
Total Current Liabilities	9,798	28,586

Long-term Operating Lease Liability	118	129
Non-current Income Taxes Payable	9,255	10,938
Deferred Income Taxes	1,996	1,995
Other Liabilities	1,782	1,751
Total Liabilities	22,949	43,399

Shareholders’ Equity	114,494	115,934

Total Liabilities and Shareholders' Equity	$137,443	$159,333

Additional information
Equity per Share	$5.63	$5.66

Comparative statements of operations (in thousands – unaudited):

	13 Weeks Ended

	May 28, 2023	May 29, 2022	February 26, 2023

Net Sales	$15,551	$12,783	$13,530

Cost of Sales	10,718	8,691	9,679

Gross Profit	4,833	4,092	3,851
% of net sales	31.1%	32.0%	28.5%

Selling, General & Administrative Expenses	2,615	1,633	1,631
% of net sales	16.8%	12.8%	12.1%

Earnings from Operations	2,218	2,459	2,220

Interest and Other Income:
Interest Income	324	133	425

Earnings from Operations before Income Taxes	2,542	2,592	2,645

Income Tax Provision / (Benefit)	688	682	(2,061)
Net Earnings	$1,854	$1,910	$4,706
% of net sales	11.9%	14.9%	34.8%

Reconciliation of non-GAAP financial measures (in thousands – unaudited):

	13 Weeks Ended May 28, 2023			13 Weeks Ended May 29, 2022			13 Weeks Ended February 26, 2023
	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items

Selling, General & Administrative Expenses	$2,615	$(679)	$1,936	$1,633	$-	$1,633	$1,631	$-	$1,631
% of net sales	16.8%		12.4%	12.8%		12.8%	12.1%		12.1%

Earnings from Operations	2,218	679	2,897	2,459	-	2,459	2,220	-	2,220
% of net sales	14.3%		18.6%	19.2%		19.2%	16.4%		16.4%

Interest Income	324	65	389	133	-	133	425	-	425
% of net sales	2.1%		2.5%	1.0%		1.0%	3.1%		3.1%

Earnings from Operations before Income Taxes	2,542	744	3,286	2,592	-	2,592	2,645	-	2,645
% of net sales	16.3%		21.1%	20.3%		20.3%	19.5%		19.5%

Income Tax Provision / (Benefit)	688	191	879	682	-	682	(2,061)	2,730	669
Effective Tax Rate	27.1%		26.7%	26.3%		26.3%	-77.9%		25.3%

Net Earnings	1,854	553	2,407	1,910	-	1,910	4,706	(2,730)	1,976
% of net sales	11.9%		15.5%	14.9%		14.9%	34.8%		14.6%

Net Earnings Before Special Items			2,407			1,910			1,976
Addback non-cash expenses:
Income Tax Provision			879			682			669
Interest Income			(389)			(133)			(425)
Depreciation			305			260			310
Stock Option Expense			109			85			95
Adjusted EBITDA			3,311			2,804			2,625